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                                                                    Exhibit 10.1

                             SECURED PROMISSORY NOTE
                             -----------------------

$666,666.00                                              Date: November 17, 2000

                FOR VALUE RECEIVED, the undersigned, Jeffrey A. Cole, ("Borrower"), hereby unconditionally promises to pay to the order of Cole National Corporation, a Delaware corporation (the "Company"), the principal sum of Six Hundred Sixty-Six Thousand Six Hundred Sixty-Six Dollars and 00/100 ($666,666.00) in lawful money of the United States of America and in immediately available funds, on January 18, 2004 and to pay simple interest (computed on the basis of a 365 day year) on the unpaid principal amount hereof from and after the date of this Secured Promissory Note until the entire principal amount hereof has been paid in full, at the rate of 6.01% per annum. Interest is payable on each anniversary of the date of this Secured Promissory Note with respect to the period ending on such anniversary, and at maturity or upon full prepayment of the principal hereof. Not later than five business days prior to the date on which payment of interest is due, the Company shall give written notice to the Borrower of the amount of the payment due on such date.

                For purposes of this Promissory Note, a "business day" shall mean any day other than a Saturday, Sunday or federal holiday and shall consist of the time period from 12:01 a.m. through 12:00 Midnight Eastern time.

                This Secured Promissory Note is delivered as payment of the principal amount of that certain Amended and Restated Secured Promissory Note dated March 15, 1998 from Borrower to Company. Payment of the principal and interest on this Secured Promissory Note is secured with the property ("Pledged Security") pursuant to the terms of the Stock Pledge and Security Agreement dated November 17, 2000 between Borrower and the Company. This Secured Promissory Note is subject to the following further terms and conditions:

                 1. PAYMENT AND PREPAYMENT.

                 (a) If the Borrower or any of his Permitted Transferees shall sell any of the Pledged Security, such sale shall be made only for cash, and Borrower agrees to promptly deliver to the Company the consideration received by the Borrower on such sale of shares of Stock (net of any taxes due as a result of such sale) as partial payment of the unpaid


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                 principal and accrued and unpaid interest on this Secured
                 Promissory Note until this Secured Promissory Note is paid in full. In the event this Secured Promissory Note is not paid in full, Borrower shall provide additional collateral in the event the value or principal amount of the remaining Pledged Security is less than the unpaid principal of this Secured Promissory Note.

                 (b) All payments of principal and interest on this Secured Promissory Note shall be made to the Company or its order in lawful money of the United States of America and in immediately available funds at the offices of the Company at its then principal place of business (or at such other place as the holder hereof shall notify Borrower in writing). Borrower may, at his option, prepay this Secured Promissory Note in whole or in part at any time or from time to time without penalty or premium. Any prepayments of any portion of the principal amount of this Secured Promissory Note shall be accompanied by payment of all interest accrued but unpaid hereunder.

                 (c) Concurrently with any payment of any portion of this Secured Promissory Note pursuant to paragraph 1(a) hereof or any prepayment of any portion of the principal amount of this Secured Promissory Note pursuant to paragraph 1(b) hereof, the Company shall make a notation of such application or payment on this Secured Promissory Note. If full payment of all unpaid principal of and accrued and unpaid interest on this Secured Promissory Note is made, this Secured Promissory Note shall be cancelled. Any partial payment or prepayment shall be applied first to accrued and unpaid interest hereon and then to the unpaid installments of principal hereof in the inverse order of their maturity.

                 (d) Borrower, at Borrower"s sole election, may repay any or all of the unpaid principal amount of or interest on this Secured Promissory Note, by delivery to the Company of Cole National Group, Inc. 9-7/8% Senior Notes due 2006 or Cole National Group, Inc. 8-5/8% Senior Notes due 2007, (collectively, the "Bonds") in either case owned by Borrower, having a principal amount equal to the principal amount or interest to be so repaid, notwithstanding the prices at which the Bonds may trade in the public markets. However, the foregoing sentence will not apply, and Borrower will have no right to repay this Secured

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                  Promissory Note by delivery of Cole National Group, Inc.
                  Senior Notes, if, at the time of delivery to the Company, Cole National Group, Inc. is in default under the indentures pursuant to which the Senior Notes were issued. Unless an Event of Default shall have occurred, all interest paid on the Bonds shall belong to Borrower.

                  2. CONVERSION DEMAND NOTE. In the event Borrower shall cease to be employed by the Company as the result of:

                  (a) his death or permanent disability, then the unpaid principal of and accrued and unpaid interest of this Secured Promissory Note ("Unpaid Amounts") shall upon demand by the Company given in writing to the Borrower or his estate become due and payable one year from the date of such notice; or

                  (b) his voluntary termination of employment with the consent of the Board of Directors of the Company or through termination without cause, then the Unpaid Amounts shall upon demand by the Company given in writing to the Borrower become due and payable one year from the date of such notice; or

                  (c) his voluntary termination of employment without the consent of the Board of Directors of the Company or his termination by the Company with Cause (as defined in the Employment Agreement ("Employment Agreement") dated December 17, 1998 between the Company and Borrower), then the Unpaid Amounts shall upon demand by the Company given in writing to the Borrower become due and payable thirty (30) days from the date of such notice; or

                  (d) a "Change In Control" as defined in Employment Agreement triggering a payment to Borrower thereunder, then upon demand by the Company given in writing to the Borrower the Unpaid Amounts shall be paid in full at or prior to the time any Change in Control payment is made to Borrower.

         Notwithstanding anything in this Section 2, in no event shall the Unpaid Amounts be due and payable later than January 18, 2004.

                  3. EVENTS OF DEFAULT. Upon the occurrence of any of the following events ("Events of Default"):

                  (a) Failure to pay any principal of this Promissory Note, including any prepayments required hereunder, when due which shall remain unremedied for forty-five (45) days after notice by the Company given in writing to the Borrower; or


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                  (b) Failure to pay any interest due under this Secured
                  Promissory Note which shall remain unremedied for forty-five
                  (45) days after notice by the Company given in writing to the Borrower; or

                  (c) A petition is filed by or against the Borrower seeking the entry of an order for relief under the bankruptcy laws of the United States, as now or hereafter amended or supplemented, or there is an appointment of a permanent receiver or a permanent trustee of all or substantially all the property of the Borrower or an assignment is made by the Borrower for the benefit of creditors;

then, and in any such event, the holder of this Secured Promissory Note may declare, by notice of default given to Borrower, the entire principal amount of this Secured Promissory Note to be forthwith due and payable, whereupon the entire principal amount of this Secured Promissory Note outstanding and all accrued and unpaid interest shall become due and payable without presentment, demand, protest and notices of any kind or of dishonor, all of which are hereby expressly waived. Upon the occurrence of an Event of Default, the accrued and unpaid interest hereunder shall thereafter bear the same rate of interest as the principal hereunder, but in no event shall such interest be charged which would violate any applicable usury law. If an Event of Default shall occur hereunder, Borrower shall pay costs of collection, including reasonable attorneys' fees, incurred by the holder in the enforcement hereof.

                  No delay or failure by the holder of this Secured Promissory
Note in the exercise of any right or remedy shall preclude other or future exercise thereof or the exercise of any other right or remedy.

                 4. ADDITIONAL RESTRICTIONS UPON OCCURRENCE OF AN EVENT OF DEFAULT. In case an Event of Default shall occur and be continuing, the Borrower agrees that he will not, without the prior written consent of the Company (which consent shall not be unreasonably withheld), sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any of the Pledged Security (except for the purpose of curing any Event of Default hereunder) pursuant to Section 1(a) hereof, nor will he create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrances with respect to any of the Pledged Security, or any interest therein, or any proceeds thereof.

                 5. MISCELLANEOUS.
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                  (a) The provisions of this Secured Promissory Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws rules thereof.

                  (b) All notices and other communication hereunder shall be in writing and will be deemed to have been duly given if delivered in person or mailed by certified mail or guaranteed overnight delivery service to the Company at its principal executive offices and to the Borrower at the last address reflected in the Company's records.

                  (c) The paragraph headings contained in this Promissory Note are for reference purposes only and shall not affect in any way the meaning or interpretations of the provisions thereof.

                  IN WITNESS WHEREOF, this Secured Promissory Note has been duly executed and delivered by Borrower on the date first written above.

                                                /s/ Jeffrey A. Cole
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                                                Borrower: Jeffrey A. Cole

Witness:

/s/ Cristina C. Garrett
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Cristina C. Garrett